UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/21/2010

QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Quaker Park, 901 E. Hector Street, Conshohocken, Pennsylvania 19428-2380
(Address of principal executive offices, including zip code)

610-832-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Fourth Amendment to Syndicated Multicurrency Credit Facility

        On June 21, 2010, Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), and its wholly-owned subsidiaries, Quaker Chemical Corporation (a Delaware corporation), Epmar Corporation, Quaker Chemical Europe B.V. and Quaker Chemical B.V., entered into a fourth amendment to the Company's syndicated multicurrency credit agreement with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and certain other financial institutions as lenders. The amendment increases the maximum principal amount available to the Company for revolving credit borrowings from $125,000,000 to $175,000,000, which amount can be increased to $225,000,000 at the Company's option if the lenders agree to increase their commitments and the Company satisfies certain conditions. The amendment also extends the maturity date of the credit facility to June 21, 2014.

        The amendment adjusts certain acquisition and other covenants that apply to the borrowers and the Company's Restricted Subsidiaries, as such term is defined in the credit agreement. As amended, the Company and its Restricted Subsidiaries may make acquisitions of and investments in the capital stock or other equity or assets of any entity, subject to existing limitations, provided that the aggregate amount of all such acquisitions and investments made in any fiscal year does not exceed $100.0 million and the aggregate amount of any such consideration that is paid in cash in any fiscal year in excess of $75.0 million is derived from proceeds from an issuance of equity within the twelve-month period immediately preceding the acquisition or investment. Subject to certain exceptions, acquisitions in excess of those amounts would require the Company to obtain permission from the lenders who hold a majority of the committed debt. The amendment also increases the amount of indebtedness that the Company's subsidiaries are permitted to incur outside of this credit facility to $25.0 million.

        Under the amendment, the Company continues to be subject to the financial covenants in the credit facility, including an interest coverage test and a leverage test.

        After giving effect to the amendment, the Company will be paying a spread over LIBOR of 1.75% to 2.50%, with an initial spread of 2.00%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: June 21, 2010	By:	/s/ D. Jeffry Benoliel
D. Jeffry Benoliel
Vice President - Global Strategy, General Counsel and Corporate Secretary